Exhibit 10.1

AGREEMENT RELEVANT TO THE SETTLEMENT AND LICENSE AGREEMENT

This AGREEMENT RELEVANT TO THE SETTLEMENT AND LICENSE AGREEMENT (“Relevant Agreement”) is made this 23rd day of September, 2010 (“Relevant Agreement Effective Date”) by and between Trimeris, Inc. (“Trimeris”), and F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (the latter two companies collectively, “Roche”).

WHEREAS, Trimeris and Roche (collectively the “Parties”) have previously entered into a Development and License Agreement (including its Appendices) dated as of the 1st day of July 1999, by and between Trimeris and Roche (the “Development and License Agreement”), as amended by Amendment to the Development and License Agreement (“First Amendment”) executed July 12, 2004 and effective January 5, 2004, and the Letter of Amendment (“Second Amendment”) effective September 20, 2005;

WHEREAS, Trimeris, Roche and certain affiliates of Roche are defendants in a law suit (the “Novartis Litigation”) brought by plaintiff Novartis Vaccines and Diagnostics, Inc. (“Novartis”), Civil Action No. 5:09-CV-00519-F, United States District Court for the Eastern District of North Carolina;

WHEREAS, the plaintiff and defendants in the Novartis Litigation are currently in settlement negotiations;

WHEREAS, under the provisions of Section 8.4 of the Agreement, neither Roche nor Trimeris may settle the Novartis Litigation without the consent of the other; and

WHEREAS, Roche and Trimeris desire to settle the Novartis Litigation under reasonable terms and to evenly share the settlement costs.

NOW, THEREFORE, in consideration for the foregoing promises and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Parties hereby agree as follows:

1.	Any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Agreement (as amended by the First Amendment and Second Amendment).

2.	If Trimeris and Roche agree to settlement terms in the Novartis Litigation that are acceptable to Novartis (“Settlement and License Agreement”), then on the date (if any) that the Settlement and License Agreement is executed by all parties and approved by the District Court of North Carolina responsible for the Novartis Litigation,

a)	Any obligation of Trimeris to repay to Roche any Trimeris Deferred Expenses (as defined in the First Amendment) shall be released and discharged without any further action being required by any party, and

b)	Trimeris shall pay fifty percent (50%) of the following as they become due: (i) all of the outside law firm fees and disbursements and court fees and expenses associated with the Novartis Litigation (with each of Roche and Trimeris continuing to be responsible for its respective internal costs and expenses associated with the Novartis Litigation), and (ii) the settlement with Novartis.

3.	After Trimeris and Roche each pay the Past Settlement Amount as set forth in the Settlement and License Agreement, Roche will handle paying Novartis the royalty due under the Settlement and License Agreement, and offset Trimeris' share of such royalty payments from payments otherwise payable from Roche to Trimeris under the Development and License Agreement. Any claim by Novartis arising from or related to Roche’s payment of settlement and royalty amounts to Novartis pursuant to settlement of the Novartis Litigation shall be handled solely by Roche at the sole expense of Roche.

4.	Except as specifically provided in this Relevant Agreement, the terms of the Development and License Agreement (including its Appendices), as expressly amended by the First Amendment and Second Amendment, shall remain in full force and effect. All references contained in the Development and License Agreement shall be deemed to include the provisions of this Relevant Agreement. This Relevant Agreement, together with the Development and License Agreement (including its Appendices), First Amendment and Second Amendment, shall constitute the entire understanding between the parties with respect to the subject matter hereof and may be modified only in a writing signed by the parties.

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IN WITNESS WHEREOF, the parties have executed this Relevant Agreement to be effective as of the Relative Agreement Effective Date.

TRIMERIS, INC.		HOFFMANN-LA ROCHE INC.

By:	/s/ Martin A. Mattingly	By:	/s/ Gerorge W. Johnston
	Martin A. Mattingly		Gerorge W. Johnston
	Chief Executive Officer		Vice President

F. HOFFMANN-LA ROCHE LTD

		By:	/s/ Robert Ferraro
Robert Ferraro
Attorney at Law

		By:	/s/ Ruben Perrin
Dr. Ruben Perrin
Legal Counsel